Exhibit 31(b)

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Robert A. Phillips, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q/A (Amendment No. 1) of Quantum Materials Corp. for the period ending December 31, 2018; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

February 26, 2019	/s/ Robert A. Phillips
Robert A. Phillips, Principal Financial Officer